Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspect of the Merger, including the following:

●	the consummation of the Merger; and

●	the issuance of Legato II Common Stock.

The unaudited pro forma condensed combined financial information presents the combination of the financial information of Southland and Legato II, adjusted to give effect to the Merger. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro-forma condensed combined balance sheet as of September 30, 2022, gives effect to the Merger as if it had been consummated on September 30, 2022, and unaudited pro-forma condensed combined statement of operations for the year and nine months ended December 31, 2021 and September 30, 2022, respectively, gives effect to the Merger as if it had occurred on January 1, 2021. The pro forma information reflects information prior to the reversal of certain redemption requests. Updated pro forma financial information will be provided once the information relating to such reversals are finalized.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	the related notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited condensed financial statements of Southland as of and for the nine months ended September 30, 2022, and the related notes, included in the amended proxy statement/prospectus filed with the Commission on Form S-4/A on January 27th, 2023;

●	the historical audited financial statements of Southland as of and for the year ended December 31, 2021, and the related notes, included in the amended proxy statement/prospectus filed with the Commission on Form S-4/A on January 27th, 2023;

●	the historical unaudited condensed financial statements of Legato II as of and for the nine months ended September 30, 2022, and the related notes, included in the amended proxy statement/prospectus filed with the Commission on Form S-4/A on January 27th, 2023;

●	the historical audited financial statements of Legato II as of and for the year ended December 31, 2021, and the related notes, included in the amended proxy statement/prospectus filed with the Commission on Form S-4/A on January 27th, 2023; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information relating to Southland and Legato II included in the amended proxy statement/prospectus filed with the Commission on Form S-4/A on January 27th, 2023.

The pro forma information reflects information prior to the reversal of certain redemption requests.  Updated pro forma financial information will be provided once the information relating to such reversals are finalized.

The Merger is a capital transaction in substance and not a business combination under ASC 805. As a result, Southland will be treated as the accounting acquirer and Legato II will be treated as the acquired company for financial reporting purposes per ASC 805. Accordingly, for accounting purposes, the Merger will be treated similar to an equity contribution in exchange for the issuance of Legato II Common Stock and a certain amount of cash, as disclosed in the amended proxy statement/prospectus filed with the Commission on Form S-4/A on January 27th, 2023. The net assets of Legato II, which are primarily comprised of cash, will be stated at historical cost with no goodwill or other intangible assets recorded. This determination was primarily based on the following:

●	Southland’s pre-Merger equityholders considered in the aggregate are expected to have approximately 77.8% of the outstanding common stock of Legato II. If Southland’s pre-Merger equityholders considered in the aggregate attain any of the additional earnout targets they will have a larger percentage of the outstanding common stock of Legato II;

●	Southland’s senior management will continue to compose the senior management of New Southland. No current employees of Legato II will become employees of New Southland;

●	the relative revenue, asset base, and general operational size of Southland compared to Legato II;

●	Southland’s operations will comprise all of New Southland’s operations after the Merger; and

●	Southland will nominate five of the seven members of New Southland’s board of directors.

Accordingly, for accounting purposes, the financials statements of New Southland will represent a continuation of the financial statements of Southland, and the net assets of New Southland will be stated at historical cost, with no goodwill or other intangible assets recorded.

On May 25, 2022, Legato entered into the Merger Agreement with Merger Sub and Southland. Pursuant to the Merger Agreement, Merger Sub will merge with and into Southland, with Southland surviving the merger as a wholly-owned subsidiary of Legato.

Pursuant to the Merger Agreement, at the Effective Time, one hundred percent of the outstanding equity interests in Southland will be converted into Legato II Common Stock. One percent of the equity interests in Southland converts into 337,931.0345 shares of Legato II Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, the Southland Members will have a right to receive $50 million or, in lieu thereof, at or prior to the Effective Time, Southland may distribute such amount to the Southland Members, on a pro rata basis. If there are not enough funds to satisfy paying such amount, such amount will be carried as a liability on the balance sheet of New Southland to be satisfied at a later date.

Proceeds from the Merger will be used to fund New Southland’s organic growth plans, working capital requirements, and needs of New Southland.

Upon consummation of the Merger, Southland will become a wholly-owned subsidiary of Legato II, and Legato II will have a name change to Southland Holdings, Inc. The former equityholders and stockholders, as applicable, of Southland and Legato II will become securityholders of New Southland. The post-Merger ownership of New Southland Common Stock is expected as follows.

Share Ownership of New Southland
	Number of Shares	% Ownership
Equityholders of Southland prior to the Merger	33,793,111	77.8%
Legato II public stockholders	1,332,600	3.1%
Shares held by Legato II Initial Stockholders and other advisors to Legato II	8,311,000	19.1%
Total	43,436,711	100.0%

(1)	Excludes the potentially dilutive impact of the Legato II Warrants

Immediately following the closing of the Merger, 13,800,000 Legato II Public Warrants and 585,500 Legato II Private Placement Warrants will be issued and outstanding. If all of these warrants were to be exercised, the post-Merger ownership of New Southland Common Stock by the Legato II stockholders would be as follows.

Share Ownership of New Southland
	Number of Shares	% Ownership
Equityholders of Southland prior to the Merger	33,793,103	58.4%
Legato II public stockholders	15,132,600	26.2%
Shares held by Legato II Initial Stockholders and other advisors to Legato II	8,896,500	15.4%
Total	57,822,203	100.0%

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited condensed combined pro forma adjustments reflecting the consummation of the Merger are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands, except per share data)

			Transaction			Pro
	Southland	Legato II	Accounting			Forma
	(Historical)	(Historical)	Adjustments			Combined
Cash and cash equivalents	$43,306	$422	$281,507	2	b	$47,380
			(270,292)	2	d
			2,497	2	i
			(9,660)	2	a
			(400)	2	g
Restricted cash	14,218	-	-			14,218
Accounts receivable, net	148,125	-	-			148,125
Retainage receivables	116,122	-	-			116,122
Contract assets	447,549	-	-			447,549
Prepaid expenses	-	246	-			246
Other current assets	23,976	-	-			23,976
Total current assets	793,296	668	3,652			797,616

Investments held in trust account	-	281,507	(281,507)	2	b	-
			2,497	2	i
			(2,497)	2	i
Property and equipment, net	126,893	-	-			126,893
Right-of-use assets	14,636	-	-			14,636
Investments – unconsolidated entities	110,395	-	-			110,395
Investments – limited liability companies	2,590	-	-			2,590
Investments – private equity	3,345	-	-			3,345
Goodwill	1,528	-	-			1,528
Intangible assets, net	2,470	-	-			2,470
Other noncurrent assets	3,626	-	-			3,626
Total noncurrent assets	265,483	281,507	(281,507)			265,483
Total assets	1,058,779	282,175	(277,855)			1,063,099

Accounts payable	$132,806	$33	$-			$132,839

Retainage payable	34,533	-	-			34,533
Franchise tax payable	-	103	-			103
Income taxes payable	-	25	-			25
Accrued liabilities	124,371	-	-			124,371
Current portion of long-term debt	44,678	-	-			44,678
Short-term lease liabilities	16,444	-	-			16,444
Contract liabilities	81,930	-	-			81,930
Total current liabilities	434,762	161	-			434,923

Long-term debt	219,713	-	24,400	2	c	244,113
Deferred underwriting commissions	-	9,660	(9,660)	2	a	-
Long-term lease liabilities	9,750	-	-			9,750
Deferred tax liabilities	5,601	-	-			5,601
Other noncurrent liabilities	48,579	-	50,000	2	f	154,268
			55,689	2	h

Total long-term liabilities	283,643	9,660	120,429			413,732
Total liabilities	718,405	9,821	120,429			848,655

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET — (Continued)

AS OF SEPTEMBER 30, 2022

(in thousands, except per share data)

			Transaction			Transaction Pro
	Southland	Legato II	Accounting			Forma
	(Historical)	(Historical)	Adjustments			Combined
Commitments and contingencies
Common stock subject to possible redemption, $0.0001 par value; 50,000,000 shares authorized, 27,600,000 shares at redemption value at $10.20 as of September 30, 2022	-	281,383	(281,383)	2	d	-
			2,497	2	i
			(2,497)	2	i

Noncontrolling interest	10,155	-	-			10,155
Members’ capital	308,422	-	(308,422)	2	e	-
Preferred stock	24,400	-	(24,400)	2	c	-
Common stock, $0.0001 par value; 50,000,000 shares authorized, 8,311,000 non-redeemable shares issued and outstanding (excluding 27,600,000 shares subject to possible redemptions)	-	1	(1)	2	d	-
Additional paid-in capital	-	-	281,383	2	d	272,011
			(270,291)	2	d
			2,497	2	i
			308,422	2	e
			(50,000)	2	f
Retained earnings	-	(9,030)	(400)	2	g	(65,119)
			(55,689)	2	h
Accumulated other comprehensive income	(2,603)	-	-			(2,603)
Total equity	340,374	(9,029)	(116,901)			214,444
Total liabilities and equity	$1,058,779	$282,175	$(277,855)			$1,063,099

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(in thousands, except per share data)

(Amounts in thousands)	Southland (Historical)	Legato II (Historical)			Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$866,627	$-			$-			$866,627
Cost of construction	761,549	-			-			761,549
Gross profit	105,078	-			-			105,078
Selling, general, and administrative expenses	43,395	1,026			-			44,421
Operating income (loss)	61,683	(1,026)			-			60,657
Gain on investments, net	79	-			-			79
Other income, net	(936)	-			-			(936)
Interest expense	6,317	-			-			6,317
Investment income from investments in trust account	-	(1,786)	1	a	1,786	1	a	-
Non-recurring transaction closing costs	-	-			400	1	b	400
Earnings (loss) before income taxes	56,223	760			(2,186)			54,797
Income tax expense (benefit)	13,745	344			-			14,089
Net income	42,478	416			(2,186)			40,708
Net income (loss) attributable to noncontrolling interests	1,474	-			-			1,474
Net income attributable to Southland Holdings	$41,004	$416			$(2,186)			$39,234
Weighted average shares outstanding – basic and diluted(a)					43,437			43,437
Income (loss) per share attributable to common shareholders – basic and diluted								$0.90

(a)	Diluted weighted average shares outstanding excludes the effect of the Earnout Consideration Shares which are contingent upon future events occurring.

For 2022, if New Southland has Adjusted EBITDA equal to or greater than $125.0 million, 3,448,276 Earnout Consideration Shares will be allocated among the holders of Southland membership interests. If New Southland has Adjusted EBITDA equal to or greater than $145.0 million, the number of Earnout Consideration Shares allocated among the holders of Southland membership interests will be increased to 5,172,414. If New Southland does not reach $125.0 million in 2022 Adjusted EBITDA, no Earnout Consideration Shares will be earned.

For 2023, if New Southland has Adjusted EBITDA equal to or greater than $145.0 million, 3,448,276 Earnout Consideration Shares will be allocated among the holders of Southland membership interests. If New Southland has Adjusted EBITDA equal to or greater than $165.0 million, the number of Earnout Consideration Shares allocated among the holders of Southland membership interests will be increased to 5,172,414. If New Southland does not reach $145.0 million in 2023 Adjusted EBITDA, no Earnout Consideration Shares will be earned.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share data)

			Transaction			Pro
	Southland	Legato II	Accounting			Forma
(Amounts in thousands)	(Historical)	(Historical)	Adjustments			Combined
Revenue	$1,279,186	$—	$—			$1,279,186
Cost of construction	1,164,998	—	—			1,164,998
Gross profit	114,188	—	—			114,188
Selling, general, and administrative expenses	58,136	163	—			58,299
Operating income (loss)	56,052	(163)	—			55,889
Gain on investments, net	(898)	—	—			(898)
Other income, net	(2,780)	—	—			(2,780)
Interest expense	7,255	—	—			7,255
Investment income from investments in trust account	—	(24)	24	1	a	—
Non-recurring transaction closing costs	-	-	400	1	b	400
Earnings (loss) before income taxes	52,475	(139)	(424)			51,912
Income tax expense	10,945	-	-			10,945
Net income	41,530	(139)	(424)			40,967
Net income (loss) attributable to noncontrolling interests	2,810	—	—			2,810
Net income attributable to Southland Holdings	$38,720	$(139)	$(424)			$38,157

Weighted average shares outstanding – basic and diluted (a)			43,437			43,437

Income (loss) per share attributable to common shareholders- basic and diluted						$0.88

(a)	Diluted weighted average shares outstanding excludes the effect of the Earnout Consideration Shares which are contingent upon future events occurring.

For 2022, if New Southland has Adjusted EBITDA equal to or greater than $125.0 million, 3,448,276 Earnout Consideration Shares will be allocated among the holders of Southland membership interests. If New Southland has Adjusted EBITDA equal to or greater than $145.0 million, the number of Earnout Consideration Shares allocated among the holders of Southland membership interests will be increased to 5,172,414. If New Southland does not reach $125.0 million in 2022 Adjusted EBITDA, no Earnout Consideration Shares will be earned.

For 2023, if New Southland has Adjusted EBITDA equal to or greater than $145.0 million, 3,448,276 Earnout Consideration Shares will be allocated among the holders of Southland membership interests. If New Southland has Adjusted EBITDA equal to or greater than $165.0 million, the number of Earnout Consideration Shares allocated among the holders of Southland membership interests will be increased to 5,172,414. If New Southland does not reach $145.0 million in 2023 Adjusted EBITDA, no Earnout Consideration Shares will be earned.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination will be accounted for as a capital transaction in substance and not as a business combination under ASC 805 for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Southland, and the net assets of Southland will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 assumes that the Merger and related transactions occurred on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, give pro forma effect of the Merger as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the outstanding Legato II Warrants as such securities are not exercisable until 60 days after the closing of the Merger.

If actual facts differ from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

The unaudited condensed combined pro forma adjustments reflecting the consummation of the Merger are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to depict the accounting for the Merger. The information has been prepared to illustrate the effect of the Merger and is for informational purposes only.

Adjustments to the Unaudited Condensed Combined Statements of Operations

(1)	Represents pro forma adjustments to the condensed combined statement of operations

a.	Represents the pro forma adjustment to eliminate investment income to the investment held in the Trust Account.

b.	Included within this amount is approximately $0.4 million of legal, financial advisory and other professional fees related to the Business Combination expected to be incurred upon the closing of the Merger transaction.

Adjustments to the Unaudited Condensed Combined Balance Sheet

(2)	Represents pro forma adjustments to the condensed combined balance sheet:

a.	Reflects the deferred underwriting commissions costs of $9.6 million incurred in consummating the Business Combination by Legato II..

b.	Reflects the reclassification of cash and investments held in the trust account that becomes available following the business combination.

c.	As part of the transaction, $24.4 million in Southland’s preferred stock is being converted to long-term debt.

d.	Reflects a pro forma adjustment for the reorganization of the equity section and actual redemptions of common stock shares.

e.	Reflects the equity reorganization from Members’ capital to additional paid-in capital.

f.	Reflects the $50.0 million due to Southland Members per the Merger agreement..

g.	Included within this amount is approximately $0.4 million of legal, financial advisory and other professional fees related to the Business Combination expected to be incurred upon the closing of the Merger transaction..

h.

To record the financial liability related to the Earnout Shares granted to the Southland Members in the amount of $55.7 million pursuant to the 2022 Base Target, 2022 Bonus Target, 2023 Base Target, and 2023 Bonus Target. We believe that the probability of reaching each target is as follows:

2022 Base Target – 90%

2022 Bonus Target – 0%

2023 Base Target – 70%

2023 Bonus Target – 10%.

Our probability of reaching specific targets is based on forecasted future results.

The fair value of the financial liability has been estimated using the fair value of the shares expected to be issued, discounted at the weighted-average cost of capital of Southland as of September 30, 2022.

The Earnout Shares represent contingent consideration paid to the Southland Members. The Earnout Shares are subject to accounting under the guidance of ASC 815-40. As such, subsequent changes in fair value will impact earnings in future periods as the Earnout Shares are either earned or forfeited.

i.	Reflects necessary adjustments to the trust account balance in presenting the amount of cash redeemed out of trust and available to New Southland.